Exhibit 99.1

VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2005-1

Payment Date Statement: March 20, 2007

a.	Aggregate Amount of Collections	$472,765,354.03
	Aggregate Amount of Non-Principal Collections	$8,131,285.88
	Aggregate Amount of Principal Collections	$464,634,068.15
	Receivable (Pool) Balance	$1,184,584,457.00
	Residual Participation Amount	$334,584,457.00
	Excess Funding Account	$0.00

b.	Series Allocation Percentage	100.00%
	Floating Allocation Percentage	71.76%
	Principal Allocation Percentage	71.76%

c.	Total Amount Distributed on Series 2005-1	$3,530,333.33
	Per $1,000 Original Principal ($850M)	$4.15

d.	Amount of Such Distribution Allocable to Principal on 2005-1	$0.00
	Per $1,000 Original Principal ($850M)	$0.00

e.	Amount of Such Distribution Allocable to Interest on 2005-1	$3,530,333.33

f.	Noteholder Default Amount	$0.00

g.	Required Subordinated Draw Amount	$0.00

h.	Noteholder Charge Offs	$0.00
	Amounts of Reimbursements	$0.00

i.	Monthly Servicing Fee	$708,333.33
	Noteholder Monthly Servicing Fee	$708,333.33

j.	Controlled Deposit Amount	$0.00

k.	Series 2005-1 Invested Amount at end of period (Gross)	$850,000,000.00
	Outstanding Principal Balance	$850,000,000.00

l.	Available Subordinated Amount	$113,172,804.53

m.	Reserve Account Balance	$2,975,000.00

n.	Reallocated Principal Collections	$0.00

o.	Principal Funding Account Balance	$0.00

p.	Servicer Advance	$0.00

q.	Per Annum Interest Rate	5.34%

r.	Accumulated Interest Shortfall	$0.00
	Change in Interest Shortfall from Preceding Payment Date	$0.00

s.	Accumulated Principal Shortfall	$0.00
	Change in Principal Shortfall from Preceding Payment Date	$0.00

VW CREDIT, INC. — SERVICER	Page 1
16-Mar-07

VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2005-1

Monthly Servicer Report Input and Summary Page

TRANSACTION SUMMARY

	From	To	Days
Current Interest Period	2/20/2007	3/19/2007	28

Series Allocation Percentage	100.00%
Initial Principal Balance	$850,000,000.00
Outstanding Principal Balance	$850,000,000.00
Principal Balance of Receivables for Determination Date	$1,175,431,342.79
Amount Invested in Receivables on Series Issuance Date	$850,000,000.00
Initial Invested Amount	$850,000,000.00
Invested Amount at the Beginning of Period	$850,000,000.00
Series 2005-1 Invested Amount at End of Period (Gross)	$850,000,000.00
Required Subordinated Amount	$113,172,804.53
Excess Funding Account	$0.00
Series 2005-1 Invested Amount at End of Period (net of EFA)	$850,000,000.00
Available Subordinated Amount (previous period)	$113,172,804.53
Incremental Subordinated Amount (previous period)	$0.00

RESERVE ACCOUNT
Reserve Account Initial Deposit	$2,975,000.00
Reserve Account Required Amount	$2,975,000.00
Reserve Account Beginning Balance	$2,975,000.00

Withdrawal from Reserve Account	$0.00
Reserve Account Ending Balance	$2,975,000.00
Reserve Account Deposit Amount	$0.00

LIBOR Rate (annualized)	5.3200%
Certificate Coupon (annualized)	5.3400%
Prime Rate (annualized)	8.2500%
Servicing Fee Rate (annualized)	1.0000%
Excess Spread	1.2700%

TRUST PRINCIPAL RECEIVABLES
Receivable Balance at the Beginning of Period	$1,201,266,727.77
Receivable Balance at the Ending of Period	$1,184,584,457.00
Average Aggregate Principal Balance	$1,192,925,592.39
Aggregate Principal Collections	$464,634,068.15
New Principal Receivables	$447,951,797.38
Receivables Added for Additional Accounts	$0.00
Receivables Removed	$0.00
Noteholder Default Amount	$0.00
Net Losses	$0.00
Noteholder Charge-offs	$0.00
Miscellaneous Payments (Adjustments and Transfer deposit amounts)	$0.00
Non-Principal Collections & Inv. Proceeds treated as Available Noteholder Principal Collections	$0.00
Monthly Interest Accrued, but not Paid	$0.00
Ineligible Receivables	$0.00
Excess Funding Account at Date of Determination	$0.00
Defaulted Receivables in Ineligible and Overconc. Accounts	$0.00
MISCELLANEOUS DATA
Recoveries on Receivables Written Off	$0.00
Spread Over/Under Prime for Portfolio	-0.6400%
Weighted Average Interest Rate	7.6100%
Previously waived Monthly Servicing Fee	$0.00

SERVICER ADVANCE
Available Funds, prior to Servicer Advances	$5,866,123.99
Less: Prior Advance Reimbursement	$0.00
Less: Servicing Fees Paid	$(708,333.33)
Less: Interest Paid to Noteholders	$(3,530,333.33)
Equals: Remaining Available Funds before Servicer Advance	$1,627,457.32
Monthly Loan Payments Due on Included Units but not received	$ N/A
Servicer Advance	$0.00

PORTFOLIO CHARGE OFF RATE AT COLLECTION PERIOD END

Net losses as a % of Avg. Receivables Balance (annualized)	0.00%

PORTFOLIO AND DEALERSHIP STATISTICS
Used Vehicle Receivables’ Balance	$117,009,981.90
Used Vehicle Percentage	9.878%
Used Vehicle Percentage During Last Collection Period	10.181%
Early Amortization Event?	NO
Largest Dealer or Dealer Affiliation Balance	$41,663,161.00
Largest Dealer Percentage	3.517%

Aggregate Principal Amount of Dealer overconcentration	$0.00

SUMMARY OF COLLECTIONS
Aggregate Amount of Collections	$472,765,354.03
Aggregate Amount of Non-Principal Collections (including insurance proceeds & rebates)	$8,131,285.88
Investment Proceeds	$31,510.04
Aggregate Amount of Principal Collections	$464,634,068.15

PAYMENT RATE INFORMATION
Monthly Payment Rate	38.95%
Previous Collection Period Monthly Payment Rate	48.70%
Monthly Payment Rate 2 collection periods ago	42.07%
3-month Average Payment Rate	43.24%
Early Amortization Event?	NO

ACCUMULATION PERIOD/EARLY AMORTIZATION PERIOD
Extend Revolving Period?	YES
Last Day of Revolving Period	April 19, 2008
Invested Amount as of Last Day of Revolving Period	$ N/A
Accumulation Period Length (months)	4
First Accumulation Date	April 20, 2008
Expected Final Payment Date	July 20, 2008
Required Participation Percentage	107.50%
Principal Funding Account Balance	$0.00
Principal Payment Amount	$0.00
Controlled Accumulation Amount	$0.00

TOTAL AMOUNT DISTRIBUTED ON SERIES 2005-1
Noteholders
1. Prior Servicing Advance Reimbursement	$0.00
2. Monthly Noteholder Interest Distribution	$3,530.333.33
3. Noteholder Monthly Servicing Fee Distribution	$708,333.33
4. Reserve Account Deposit Amount Distribution	$0.00
5. Noteholder Default Amount Distribution	$0.00
6A. Unreimbursed Noteholder Charge-offs (net of Series Allocable Misc. Pmts)	$0.00
6B. Reinstate reductions in Series 2005-1 Available Subord. Amount	$0.00
7. Previously waived Monthly Servicing Fee Distribution	$0.00

Excess Servicing	$1,627,457.32

DEFICIENCY AMOUNT
Deficiency Amount	$0.00
Required Subordinated Draw Amount	$0.00

EXCESS FUNDING ACCOUNT
Withdrawals to purchase Receivables (Since Issuance Date)	$0.00
Additions in connection with a reduction in Receivables	$0.00
Transfers to Principal Funding Account	$0.00